Northwestern Mutual Series Fund, Inc.

July 2025

AMENDMENT TO

Schwab Rule 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment (“Amendment”) is made as of July 1, 2025, by and among Northwestern Mutual Series Fund, Inc., a corporation organized under the laws of the State of Maryland, (the “Acquiring Managing Company”), on behalf of its series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund,” and collectively, the “Acquiring Funds”), and Schwab Strategic Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), on behalf of its series identified on Schedule B, severally and not jointly (each, an “Acquired Fund” and, collectively, the “Acquired Funds”), as amended from time to time, and amends the Fund of Funds Investment Agreement between the parties, dated April 17, 2024 as amended thereafter (“Investment Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Investment Agreement.

WHEREAS, the parties wish to amend Schedule A to the Investment Agreement to add three series as an “Acquiring Fund” under the Investment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.	Schedule A to the Investment Agreement shall be deleted and replaced in its entirety with a new Schedule A as attached hereto.

2.	Except as specifically set forth herein, all other provisions of the Investment Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

Northwestern Mutual Series Fund, Inc.

July 2025

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto as of the date set forth above.

Northwestern Mutual Series Fund, Inc. on
behalf of its series listed on Schedule A,
Severally and Not Jointly

By:	/s/ Paul A. Mikelson
Name:	Paul A. Mikelson
Title:	President

Schwab Strategic Trust, on behalf of its series
listed on Schedule B, Severally and Not Jointly

By:	/s/ Dana Smith
Name:	Dana Smith
Title:	Chief Financial Officer - Schwab Strategic Trust

Northwestern Mutual Series Fund, Inc.

July 2025

Schedule A

Active/Passive Conservative Portfolio

Active/Passive Balanced Portfolio

Active/Passive Moderate Portfolio

Active/Passive Aggressive Portfolio

Active/Passive All Equity Portfolio (to be renamed Active/Passive Very

Aggressive Portfolio effective on or about September 30, 2025)

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